Exhibit 10.15

FIRST AMENDMENT TO CONVERTIBLE SECURED PROMISSORY NOTE

This First Amendment to the Convertible Secured Promissory Note dated December 7, 2015 (the “First Amendment”) is made as of January 14, 2017 (the “First Amendment Effective Date”), by and between MusclePharm Corporation (the “Company”) and Ryan Drexler (the “Holder”).

RECITALS

A. The Company and the Holder entered into that certain Convertible Secured Promissory Note dated December 7, 2015 (the “Convertible Note”), pursuant to which the Holder agreed to lend, and the Company agreed to borrow, the principal sum of six million dollars ($6,000,000).

B. The Company and the Holder desire to enter into this First Amendment to amend the interest rates and maturity set forth in the Convertible Note.

C. Capitalized terms used, but not defined, in this First Amendment shall have the meaning set forth in the Convertible Note.

D. Interest accrued through January 3, 2017 has been paid to the Holder.

AMENDMENT

The Convertible Note shall be amended as follows:

1. The interest rates, as described in the first paragraph of the Convertible Note, shall be changed from “the rate of eight percent (8%) per annum, provided that, upon and during the continuance of any Event of Default (as defined below), the rate of interest shall increase to ten percent (10%) per annum” to “the rate of ten percent (10%) per annum, provided that, upon and during the continuance of any Event of Default (as defined below), the rate of interest shall increase to twelve percent (12%) per annum.” The interest computation is not modified by this First Amendment.

2. Paragraph 1(a), entitled “Repayment” shall be modified to change the Maturity Date from January 15, 2017 to November 8, 2017.

3. No Other Changes to the Convertible Note. Except as expressly modified by this First Amendment, all other provisions of the Convertible Note are unmodified and continue in full force and effect.

4. Counterparts. This First Amendment may be executed in multiple originals, each of which is deemed to be an original, and may be signed in counterparts.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the First Amendment Effective Date.

MusclePharm Corporation

By: /s/William Bush
Name: William Bush

Ryan Drexler

By: /s/Ryan Drexler

Name: Ryan Drexler